Exhibit 99.1

FLANDERS PROPERTY

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Certified Public Accountants	F-2

Statement of Revenues and Certain Expenses for the three months ended March 31, 2016 (unaudited) and the year ended December 31, 2015 (audited)	F-3

Notes to Statement of Revenues and Certain Expenses	F-4

Report of Independent Certified Public Accountants

To the Board of Directors and Stockholders of

Voltari Corporation

We have audited the accompanying statement of revenues and certain expenses of the fee simple interest in a real estate parcel located at 721 Flanders Road, Flanders, New York (the “Flanders Property”) for the year ended December 31, 2015, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the statement of revenues and certain expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenues and certain expenses that is free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenues and certain expenses. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statement of revenues and certain expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the statement of revenues and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of the fee simple interest in the Flanders Property for the year ended December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1, the statement of revenues and certain expenses was prepared for the purpose of complying with rules and regulations of the United States Securities and Exchange Commission (“SEC”) (for inclusion in Voltari Corporation’s Current Report on Form 8-K/A, as filed with the SEC on July 28, 2016) and is not intended to be a complete presentation of revenues and expenses of the fee simple interest in the Flanders Property.

/s/ GRANT THORNTON LLP

New York, New York

July 28, 2016

ACQUISITION OF FLANDERS PROPERTY

STATEMENT OF REVENUES AND CERTAIN EXPENSES

(In thousands)

	Three Months Ended March 31, 2016	Year Ended December 31, 2015
	(Unaudited)	(audited)
Revenues:
Rental income	$40	$160

Certain expenses:
Warranty expense	—	5
Insurance expense	—	—

Total certain expenses	—	5

Revenues in excess of certain expenses	$40	$155

The accompanying notes are an integral part of these Statement of Revenues and Certain Expenses.

ACQUISITION OF FLANDERS PROPERTY

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

(References to amounts for the three months ended March 31, 2016 are unaudited)

1. Background and Basis of Presentation

On May 18, 2016, Voltari Corporation (the “Company”), through its wholly owned subsidiary Voltari Real Estate Holdings LLC (“Voltari Holdings”), completed its acquisition of a real estate parcel located in Flanders, New York (the “Flanders Property”) for an aggregate purchase price of $2,819,075, inclusive of all costs, escrows and reserves. The purchase price was paid using cash on hand and borrowings under the Company’s revolving loan facility with Koala Holding LP, an affiliate of Mr. Carl C. Icahn, the Company’s controlling stockholder. The revolving loan facility bears interest at a per annum rate equal to the greater of the LIBOR rate plus 350 basis points, per annum, and 3.75%, per annum.

A single tenant retail convenience store is located on the Flanders Property, which is subject to a lease (the “Lease”) with 7-Eleven, Inc. (“7-Eleven”), the original term (the “Original Term”) of which expires in December 2029 (with four, five-year renewal options (the “Renewal Term,” and together with the Original Term, the “Term”)). During the Term, 7-Eleven is responsible for the payment of basic rent, as well as the payment of, subject to certain exceptions, real estate taxes, utilities, tenant’s insurance and other property related costs. The Flanders Property has no other tenants. Voltari Holdings, as landlord following the consummation of the acquisition of the Flanders Property, is responsible for certain maintenance and repair costs.

The accompanying statement of revenues and certain expenses (“Historical Summary”) include the operations of the Flanders Property, subject to the terms of the Lease, for the three months ended March 31, 2016, and for the year ended December 31, 2015.

The accompanying Historical Summary has been prepared for the purpose of complying with the provisions of Rule 8-06 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings.

The accompanying Historical Summary is not representative of actual operations for the periods presented as revenues and certain expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Flanders Property, have been excluded. Such items include depreciation, amortization, management fees, interest expense, interest income, and amortization of above-or below-market leases.

2. Summary of Significant Accounting Policies

Revenue Recognition

Rental income on the Flanders Property is derived from the Lease. During the Term, 7-Eleven is responsible for the payment of basic rent, as well as the payment of, subject to certain exceptions, real estate taxes, utilities, tenant’s insurance and other property related costs. The landlord, is responsible for certain maintenance and repair costs including, for repairs of, or replacements to, the foundation, including slab, roof and the structural soundness of the premises.

Rental income includes the effect of straight-lining the aggregate minimum lease payments over the Term, which amounted to an increase to rental income over the rent payments received in cash of approximately $3,700 for the three months ended March 31, 2016, and $14,700 for the year ended December 31, 2015.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reported periods. Actual results could differ from those estimates.

Commitments and Contingencies

In connection with the ownership and operation of the Flanders Property, the Company may be potentially liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim related to environmental matters regarding the Flanders Property and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the accompanying statement of revenues and certain expenses. The Lease requires the tenant to be responsible for certain environmental matters which occur during the Term.

3. Future Minimum Lease Payments

At March 31, 2016, future minimum lease payments under the Lease are as follows (in thousands):

For the periods ended
April 1, 2016 to December 31, 2016	$109
2017	145
2018	145
2019	145
2020	160
2021 and thereafter	1,515

Total	$2,219

4. Subsequent Events

Management has evaluated subsequent events through July 28, 2016, the date upon which this Historical Summary has been issued, and noted no items requiring adjustment of the Historical Summary or additional disclosure in the Historical Summary.